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                                                                   EXHIBIT 10(a)

                               LETTER OF AGREEMENT

This agreement is made on April 6, 2001 between TECHNOLOGY VENTURES GROUP, INC. and it's successors, located at 12400 S.W 134th Court, Suite 11, Miami, Florida 33186 and EQUITY HOLDING GROUP, INC.

The purpose of the agreement is to define the services to be provided and payment of certain expenses during the life of the agreement.

Both parties agree that the current financial resources of the company cannot support a budget for a separate office facility and staff for TVG. Therefore both parties agree to the acceptance of $200 per month expense allowance to provide office space, secretarial and administrative support until such time as both parties agree to establish a new arrangement.

This agreement is from month to month commencing on April 1st, 2001 and can be modified at the beginning of any succeeding month.

This agreement can be terminated by either party with 30 days written notice to the addresses provided under the acknowledgement signatures.

Technology Ventures Group, Inc.              Equity Holding Group, Inc.
12400 S.W 134th Court, Ste #11               12400 S.W 134th Court, Ste 11
Miami, Florida 33186                         Miami, Florida 33186


Signed: /s/ MCIVAN A. JARRETT                Signed: /s/ JOY LEACOCK-JARRETT
       -----------------------------                ------------------------

Date:  April 6, 2001                         Date: April 6, 2001